Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of August 19, 2026, and is made by and among OptimumBank Holdings, Inc., a Florida corporation (the “Company”), and the several purchasers of the Subordinated Notes (as defined herein) identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company is offering up to $35,000,000 in aggregate principal amount of Subordinated Notes, which aggregate amount is intended to qualify as Tier 2 Capital (as defined herein);

WHEREAS, the Company has engaged Piper Sandler & Co. as lead placement agent and Brean Capital as co-placement agent (collectively, the “Placement Agents”) for the offering of the Subordinated Notes;

WHEREAS, each Purchaser is either an institutional “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or a QIB (as defined herein);

WHEREAS, the offer and sale of the Subordinated Notes by the Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D;

WHEREAS, each Purchaser is willing to purchase from the Company a Subordinated Note in the principal amount set forth on such Purchaser’s respective signature page hereto (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes and the Indenture (as defined below); and

WHEREAS, at Closing, the Company and the Purchasers shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Subordinated Notes under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereto hereby agree as follows:

AGREEMENT

1. DEFINITIONS.

1.1 Defined Terms. The following capitalized terms used in this Agreement and in the Subordinated Notes have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections. Terms used herein and not defined below shall have the meanings set forth in the Indenture.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with said Person and their respective Affiliates. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Subordinated Note represented by a global certificate, the rules and procedures of DTC that apply to such transfer or exchange.

“Articles of Incorporation” has the meaning set forth in Section 3.2.1.2(a).

“Bank” means OptimumBank, a Florida-chartered commercial bank and wholly owned subsidiary of the Company.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Florida are permitted or required by any applicable law, regulation or executive order to close.

“Bylaws” has the meaning set forth in Section 3.2.1.2(d).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” means August 19, 2026.

“Common Stock” has the meaning set forth in Section 4.1.2.

“Company” has the meaning set forth in the preamble hereto and shall include any successors to the Company.

“Company Covered Person” has the meaning set forth in Section 4.2.4.

“Company’s Reports” means (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, including the audited financial statements contained therein; (ii) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, as filed with the SEC, including the unaudited financial statements contained therein; and (iii) the Company’s public reports for the year ended December 31, 2025 and the periods ended March 31, 2026 and June 30, 2026, as filed with the FRB as required by regulations of the FRB.

“Designated NRSRO” means a “nationally recognized statistical rating organization” (NRSRO) within the meaning of Section 3(a)(62) of the Exchange Act, that is designated as a “Credit Rating Provider” (or other similar designation) by the National Association of Insurance Commissioners (NAIC).

“Disbursement” has the meaning set forth in Section 3.1.

“Disqualification Event” has the meaning set forth in Section 4.2.4.

“DTC” means The Depository Trust Company.

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“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person that is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“Force Majeure Event” means any event or circumstance beyond the control of a Person that prevents or materially impairs the performance of any obligation under this Agreement, including: (i) acts of God, flood, hurricane, tornado, earthquake or other natural disasters; (ii) fire, explosion or other casualty; (iii) war (declared or undeclared), invasion, armed conflict, terrorist acts or civil unrest; (iv) epidemic, pandemic or public health emergency, including any quarantine or governmental restrictions imposed in response thereto; (v) strikes, labor disputes or work stoppages (excluding those involving only the affected Person’s employees); (vi) material interruptions or failures of utilities, telecommunications, internet, payment systems, or other critical infrastructure; (vii) material cyberattacks, ransomware incidents, or other technology failures not caused by the affected Person’s gross negligence or willful misconduct; (viii) any order, law, regulation, or action of any Governmental Agency that materially restricts or prevents performance under this Agreement; and (ix) any other event of a similar nature beyond the reasonable control of the affected Person.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Global Note” has the meaning set forth in Section 3.1.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including, without limitation, each applicable Regulatory Agency) with jurisdiction over the Company or a Subsidiary of the Company.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.

“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

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“Holder” has the meaning set forth in the Subordinated Notes.

“Indebtedness” means: (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company; and (ii) all obligations secured by any lien on property owned by the Company or any Subsidiary whether or not such the Company or any Subsidiary is liable for making cash payments on such obligations; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of the Company’s or the Bank’s business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by the Company or the Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Indenture” means the indenture, dated as of the date hereof, by and between the Company and UMB Bank, National Association, as trustee, under which the Subordinated Notes are to be issued, substantially in the form attached hereto as Exhibit A, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial condition, results of operations or business of such Person and its Subsidiaries taken as a whole, or (ii) would materially impair the ability of such Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impair the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic conditions, (4) changes after the date of this Agreement in capital market conditions affecting financial institutions or their market prices generally and not specifically related to such Person, (5) direct effects of compliance with this Agreement on the operating performance of such Person, including expenses incurred by such Person in consummating the transactions contemplated by this Agreement, the Subordinated Notes, or the Indenture, (6) the effects of any action or omission taken by the Company or any Subsidiary with the prior written consent of the Purchasers, and vice versa, or as otherwise contemplated by this Agreement, the Subordinated Notes, or the Indenture, or (7) the effects of any Force Majeure Events, which in the event of (1), (2), (3), (4) and (7) do not disproportionately affect the operations or business of such Person, taken as a whole, in comparison to other financial institutions with similar operations.

“Maturity Date” means September 1, 2036.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agents” has the meaning set forth in the Recitals.

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“Property” means any real property owned or leased by the Company or any Subsidiary of the Company.

“Purchaser” or “Purchasers” has the meaning set forth in the preamble hereto.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A of the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Purchasers in the form attached as Exhibit B hereto.

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company, the Bank or any of their Subsidiaries.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

“SEC” means the United States Securities and Exchange Commission.

“Secondary Market Transaction” has the meaning set forth in Section 5.5.

“Securities Act” has the meaning set forth in the Recitals.

“Significant Subsidiary” has the meaning given in Rule 1-02 of Regulation S-X under the Exchange Act.

“Subordinated Note” means the Subordinated Note (or collectively, the “Subordinated Notes”) in the form attached as an exhibit to the Indenture, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217 and 12 C.F.R. Section 250.166, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Tier 2 Capital Event” has the meaning set forth in the Indenture.

“Transaction Documents” has the meaning set forth in Section 3.2.1.1.

“Trustee” means the trustee, including any successor trustee, under the Indenture.

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1.2 Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to this Agreement, the Subordinated Notes, the Indenture and the Registration Rights Agreement shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof. Unless the context otherwise requires, the words “shall” and “will” are each intended to express a mandatory obligation and shall be interpreted interchangeably. References to a Person’s actions that it “will” take or “shall” take shall impose the same binding obligation and shall not be construed to create different standards or levels of commitment or performance.

1.3 Exhibits Incorporated. All Exhibits attached hereto are hereby incorporated into this Agreement.

2. SUBORDINATED DEBT.

2.1 Certain Terms. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers, severally and not jointly, Subordinated Notes, which will be issued pursuant to the Indenture, in an aggregate principal amount equal to the aggregate of the Subordinated Note Amounts. The Purchasers, severally and not jointly, each agree to purchase the Subordinated Notes, which will be issued pursuant to the Indenture, from the Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement, the Indenture, the Subordinated Notes and the Registration Rights Agreement at a price equal to 100% of the principal amount thereof. The Subordinated Note Amounts shall be disbursed in accordance with Section 3.1.

2.2 The Closing. The closing of the sale and purchase of the Subordinated Notes (the “Closing”) shall occur remotely via electronic or other exchange of documents and signature pages, unless otherwise agreed by the parties, at 10:00 a.m. on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.3 Payments. The Company agrees that matters concerning payments and application of payments shall be as set forth in this Agreement, the Indenture and in the Subordinated Notes.

2.4 No Right of Offset. Each Purchaser hereby expressly waives any right of offset it may have against the Company or any of its Subsidiaries.

2.5 Use of Proceeds. The Company shall use the net proceeds from the sale of Subordinated Notes for general corporate purposes.

2.6 No Sinking Fund. The Subordinated Notes shall not be entitled to the benefit of any sinking fund.

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3. DISBURSEMENT.

3.1 Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by the Company and the Company has executed and delivered to each of the Purchasers this Agreement and any other related documents in form and substance reasonably satisfactory to the Purchasers, each Purchaser shall disburse in immediately available funds the Subordinated Note Amount set forth on each Purchaser’s respective signature page hereto to the Company in exchange for (i) Purchasers that qualify as QIBs, an electronic securities entitlement through the facilities of DTC in accordance with the Applicable Procedures with a principal amount equal to such Subordinated Note Amount, or (ii) Purchasers that do not qualify as QIBs, a Subordinated Note with a principal amount equal to such Subordinated Note Amount ((i) and (ii) collectively, the “Disbursement”). The Company will deliver (A) to the Trustee a global certificate representing the Subordinated Notes issued to Purchasers who are QIBs (the “Global Note”) registered in the name of Cede & Co., as nominee for DTC, (B) to each applicable Purchaser of Subordinated Notes not represented by the Global Note, such Purchaser’s Subordinated Note in definitive form (or evidence of the same electronically with the original to be delivered by the Company by overnight delivery on the next Business Day in accordance with the delivery instructions of the Purchaser), and (C) to the Trustee, a list of Purchasers receiving the Subordinated Notes in the Disbursement with clause (B) above.

3.2 Conditions Precedent to Disbursement.

3.2.1 Conditions to the Purchasers’ Obligation. The obligation of each Purchaser to consummate the purchase of the Subordinated Notes to be purchased by such Purchaser at Closing and to effect the Disbursement is subject to delivery by or at the direction of the Company to such Purchaser (or, with respect to the Indenture, the Trustee) of each of the following (or written waiver by such Purchaser prior to the Closing of such delivery):

3.2.1.1 Transaction Documents. This Agreement, the Indenture, the Registration Rights Agreement, and the Global Note or such Purchaser’s Subordinated Note (collectively, the “Transaction Documents”), each duly authorized and executed by the Company.

3.2.1.2 Authority Documents:

(a)	A copy, certified by the Secretary or Assistant Secretary of the Company, of the Articles of Incorporation of the Company, as amended as of the Closing Date (the “Articles of Incorporation”);

(b)	A certificate of active status of the Company issued by the Secretary of State of the State of Florida;

(c)	A copy, certified by the Secretary or Assistant Secretary of the Company, of the Bylaws of the Company, as amended as of the Closing Date (the “Bylaws”);

(d)	A copy, certified by the Secretary or Assistant Secretary of the Company, of the resolutions of the board of directors of the Company, and any committee thereof, authorizing issuance of the Subordinated Notes and the execution, delivery and performance of the Transaction Documents;

(e)	An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement; and

(f)	The opinion of Igler and Pearlman, P.A., counsel to the Company, dated as of the Closing Date, substantially in the form set forth at Exhibit C attached hereto addressed to the Purchasers and the Placement Agents.

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3.2.1.3 Other Documents. Such other certificates, affidavits, schedules, resolutions, notes and/or other documents that are provided for hereunder or as a Purchaser may reasonably request.

3.2.1.4 Aggregate Investments. Prior to or contemporaneously with the Closing, each Purchaser shall have actually subscribed for the Subordinated Note Amount set forth on such Purchaser’s signature page to this Agreement.

3.2.2 Conditions to the Company’s Obligation. With respect to a given Purchaser, the obligation of the Company to consummate the sale of the Subordinated Notes and to effect the Closing is subject to delivery by or at the direction of such Purchaser to the Company of such Purchaser’s Subordinated Note Amount, and this Agreement and the Registration Rights Agreement, duly authorized and executed by such Purchaser.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Purchaser as follows:

4.1 Organization and Authority.

4.1.1 Organization Matters of the Company and Its Subsidiaries.

4.1.1.1 The Company is a duly organized corporation, is validly existing and in active status under the laws of the State of Florida and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

4.1.1.2 The Bank is the only Significant Subsidiary of the Company. Each Subsidiary of the Company (other than the Bank) has been duly organized and is validly existing either as a corporation, trust or limited liability company, or in the case of the Bank, has been duly chartered and is validly existing as a Florida-chartered commercial bank, in each case in active status or good standing under the laws of the jurisdiction of its organization, has corporate, trust or limited liability company power, as applicable, and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign entity to transact business and is in active status or good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other Equity Interests in each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (to the extent such concepts apply to entities other than corporations) and are owned by the Company, directly or through Subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except as disclosed in the Company’s Reports; none of the outstanding shares of capital stock of, or other Equity Interests in, any Subsidiary of the Company were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary of the Company or any other entity.

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4.1.1.3 The deposit accounts of the Bank are insured by the FDIC up to applicable limits. The Bank has not received any written notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred that would reasonably be expected to materially and adversely affect the status of the Bank as an FDIC-insured institution.

4.1.2 Capital Stock and Related Matters. The Articles of Incorporation of the Company authorizes the Company to issue 30,000,000 shares of common stock, par value $0.01 per share, (the “Common Stock”), 30,000,000 shares of nonvoting common stock, par value $0.01 per share (the “Nonvoting Common Stock”), and 6,000,000 shares of preferred stock, no par value. As of the date of this Agreement, there are 12,630,357.60 shares of Common Stock issued and outstanding and 11,458,351 shares of Nonvoting Common Stock issued and outstanding. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. Other than pursuant to the Company’s equity incentive plans duly adopted by the Company’s board of directors, there are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment to any Person other than the Company.

4.2 No Impediment to Transactions.

4.2.1 Transaction is Legal and Authorized. The issuance of the Subordinated Notes pursuant to the Indenture, the borrowing of the aggregate of the Subordinated Note Amounts, the execution and delivery of the Transaction Documents and compliance by the Company with all of the provisions of the Transaction Documents are within the corporate and other powers of the Company.

4.2.2 Agreement, Indenture, Registration Rights Agreement. This Agreement, the Indenture and the Registration Rights Agreement have been duly authorized, and have been, or will be at or prior to Closing, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties thereto, including the Trustee for purposes of the Indenture, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.3 Subordinated Notes. The Subordinated Notes have been duly authorized by the Company and when duly executed, issued and delivered by the Company and completed and authenticated by the Trustee in accordance with, and in the forms contemplated by, the Indenture and issued to, and issued and delivered to, and paid for by, the Purchasers in accordance with the terms of this Agreement and the Indenture, will have been duly authenticated and issued under the Indenture and will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

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4.2.4 Exemption from Registration; No Disqualification Event. Neither the Company, nor any of its Subsidiaries or Affiliates, nor, to the Company’s knowledge, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Notes. Assuming the accuracy of the representations and warranties of each Purchaser set forth in this Agreement and of the Placement Agents set forth in the written representations to the Company, the Subordinated Notes will be issued in a transaction exempt from the registration requirements of the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Person described in Rule 506(d)(1) (each, a “Company Covered Person”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of the Securities Act.

4.2.5 No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents by the Company nor compliance by the Company with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under: (1) the Articles of Incorporation or Bylaws of the Company; (2) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which the Company or the Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to the Company or the Bank; or (4) any statute, rule or regulation applicable to the Company, except, (A) in the case of items (2), (3) or (4), for such violations, conflicts, breaches, and defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, or (B) in the case of item (2), have otherwise been consented to or waived; or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of the Company. Neither the Company nor the Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which the Company or the Bank, as applicable, is a party or by which the Company or the Bank, as applicable, or any of its properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company.

4.2.6 Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed in each such case, in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations.

4.3 Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would reasonably be expected to not have, singularly or in the aggregate, a Material Adverse Effect on the Company or such applicable Subsidiary of the Company. The Company and each Subsidiary of the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company or such applicable Subsidiary of the Company; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on the Company or such applicable Subsidiary of the Company; and neither the Company nor any Subsidiary of the Company has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

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4.4 Financial Condition.

4.4.1 Company Financial Statements. The consolidated financial statements of the Company included in the Company’s Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders’ equity and financial position of the Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, (x) as indicated in such statements or in the notes thereto, (y) for any statement therein or omission therefrom that was corrected, amended, or supplemented or otherwise disclosed or updated in a subsequent Company’s Report, and (z) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. The Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) required to be reflected on or reserved against in a balance sheet prepared in accordance with GAAP, except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company contained in the Company’s Reports for the Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

4.4.2 Absence of Default. Since the end of the Company’s last fiscal year ended December 31, 2025, no event has occurred that either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company the right to accelerate the maturity of any material Indebtedness of the Company. The Company is not in default under any Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, except where non-compliance would not reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

4.4.3 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company has capital sufficient to carry on its business and is solvent and able to pay its Indebtedness pursuant to its terms. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any Subsidiary of the Company.

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4.4.4 Ownership of Property. The Company and each of its Subsidiaries has good and marketable title as to all real property owned by it and good title to all assets and properties owned by the Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in the Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank, inter-bank credit facilities, reverse repurchase agreements or any transaction by the Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or that are being contested in good faith, (iii) such as do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries, or (iv) as disclosed in the Company’s Reports. The Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to the Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes except as otherwise disclosed in the Company’s Reports and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in the Company’s Reports.

4.5 No Material Adverse Effect. Since the end of the Company’s last fiscal year ended December 31, 2025, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

4.6 Legal Matters.

4.6.1 Compliance with Law. The Company and each of its Subsidiaries (i) has complied with and (ii) to the Company’s knowledge, is not under investigation with respect to, and has not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries is in compliance with, and at all times prior to the date hereof, has been in compliance with, (x) all statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency applicable to it, and (y) its own privacy policies and written commitments to customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of its customers, consumers and employees, in each case except where any such failure to comply would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. At no time during the two years prior to the date hereof has the Company or any of its Subsidiaries received any written notice asserting any violations of any of the foregoing that would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

4.6.2 Regulatory Enforcement Actions. The Company, the Bank and its other Subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. None of the Company, the Bank, the Company’s or the Bank’s Subsidiaries nor any of their officers or directors is now operating under any restrictions, written agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to the Company’s knowledge, (a) any such restrictions threatened, (b) any agreements, memoranda or commitments being sought by any Governmental Agency, or (c) any legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency that remain unresolved. Notwithstanding the foregoing, nothing in this Section 4.6.2 shall require the Company or any of the Subsidiaries to disclose confidential supervisory information in violation of applicable law or regulation.

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4.6.3 Pending Litigation. Except as set forth in the Company’s Reports, there are no actions, suits, proceedings or written agreements pending, or, to the Company’s knowledge, threatened or proposed, against the Company or any of its Subsidiaries at law or in equity before or by any Governmental Agency, that would reasonably be expected to have a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole, or affect the issuance or payment of the Subordinated Notes; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.6.4 Environmental. Except for Property categorized as other real estate owned, no Property is or, to the Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither the Company nor any of its Subsidiaries has engaged in such activities. There are no claims or actions pending or, to the Company’s knowledge threatened, against the Company or any of its Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.6.5 Brokerage Commissions. Except for commissions paid or payable to the Placement Agents, neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

4.6.6 Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.7 No Misstatement. None of the representations, warranties, covenants and agreements made by the Company in this Agreement or in any certificate or other document delivered to the Purchasers by or on behalf of the Company pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to the Purchasers, as of the date of this Agreement and as of the Closing Date.

4.8 Internal Accounting Controls and Disclosure Controls.

4.8.1 The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the Company’s latest audited financial statements filed with the SEC, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to adversely affect, the Company’s internal control over financial reporting.

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4.8.2 The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and (B) are effective to perform the functions for which they were established. The Company’s auditors and the Audit Committee of the board of directors of the Company have not been advised that there is (1) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls, or (2) any material weaknesses in internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses. The principal executive officer (or the equivalents) and principal financial officer (or the equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act, and the statements made in each such certification are accurate; the Company, its subsidiaries and to the Company’s knowledge, its directors and officers, are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

4.9 Tax Matters. The Company, the Bank and each Subsidiary of the Company have (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed by them prior to the date hereof, or requests for extensions to file such returns have been timely filed, and all such tax returns were true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

4.10 Representations and Warranties Generally. The representations and warranties of the Company set forth in this Agreement or in any other document delivered to the Purchasers by the Company pursuant to the requirements of this Agreement are true and correct as of the date hereof and as otherwise specifically provided herein or therein.

5. GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

The Company hereby further covenants and agrees with each Purchaser as follows:

5.1 Compliance with Transaction Documents. The Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations of the Company under the Transaction Documents.

5.2 Affiliate Transactions. The Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any material transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company or such Subsidiary, as applicable, except upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to the Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

5.3 Compliance with Laws.

5.3.1 Generally. The Company shall comply and cause the Bank and each of its other Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

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5.3.2 Regulated Activities. The Company shall not itself, nor shall it cause, permit or allow the Bank or any other of its Subsidiaries to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations.

5.3.3 Taxes. The Company shall and shall cause the Bank and any other of its Subsidiaries to promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Company, the Bank or any other of its Subsidiaries or upon the income, profits, or property of the Company or any Subsidiary and all claims for labor, material or supplies that, if unpaid, might by law become a lien or charge upon the property of the Company, the Bank or any other of its Subsidiaries, which, if foreclosed, would be reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Notwithstanding the foregoing, none of the Company, the Bank or any other of its Subsidiaries shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of the Company, the Bank and such other Subsidiary.

5.3.4 Corporate Existence. The Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of the Bank and its and the Bank’s rights and franchises; provided, however, that the Company may consummate the transactions described in Section 5(a) of the Subordinated Notes in accordance with the provisions of this Section.

5.3.5 Dividends, Payments, and Guarantees During Event of Default. Upon the occurrence of an Event of Default (as defined in the Indenture), until such Event of Default is cured by the Company or waived by the Holders (as defined in the Indenture) in accordance with the terms of the Indenture and except as required by any federal or state Governmental Agency, the Company shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s Indebtedness that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans.

5.3.6 Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Company will immediately notify the Holders, and thereafter, the Company and the Holders, if requested by the Company, will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes and the Indenture.

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5.4 Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, the Company, and the Purchasers shall not exercise, or attempt to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

5.5 Secondary Market Transactions. Each Purchaser shall have the right at any time and from time to time to securitize its Subordinated Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Notes (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, the Company shall, at the Company’s expense, cooperate with the Purchasers and otherwise reasonably assist the Purchasers in satisfying the market standards to which the Purchasers customarily adhere or that may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transaction. Subject to any written confidentiality obligation, including the terms of any non-disclosure agreements between any Purchaser and the Company, all information regarding the Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Purchaser and to any Person reasonably deemed necessary by the Purchaser in connection with participation in such Secondary Market Transaction. All documents, financial statements, appraisals and other data relevant to the Company or the Subordinated Notes may be retained by any such Person, subject to the terms of any applicable nondisclosure agreement. The Purchaser shall cause any Person to whom the Purchaser wishes to deliver confidential Company information related to the Secondary Market Transaction to execute and deliver to the Company a non-disclosure agreement reasonably acceptable to the Company unless such Person is a party to a commercially reasonable non-disclosure agreement to which the Company is a third-party beneficiary.

5.6 Bloomberg. The Company shall use commercially reasonable efforts to cause the Subordinated Notes to be quoted on Bloomberg.

5.7 Rule 144A Information. While any Subordinated Notes remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon the request of any Purchaser or subsequent Holder of any Subordinated Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

5.8 Designated NRSRO Rating. The Company will use commercially reasonable efforts to maintain a rating by a Designated NRSRO while any Subordinated Notes remain outstanding.

5.9 Redemption. Any redemption made pursuant to the terms of the Subordinated Note shall be made on a pro rata basis, and, for purposes of a redemption processed through DTC, in accordance with its rules and procedures, as a “Pro Rata Pass-Through Distribution of Principal.”

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6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

Each Purchaser hereby represents and warrants to the Company, and covenants with the Company, severally and not jointly, as follows:

6.1 Legal Power and Authority. The Purchaser has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

6.2 Authorization and Execution. The execution, delivery and performance of this Agreement and the Registration Rights Agreement have been duly authorized by all necessary action on the part of such Purchaser, and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the Registration Rights Agreement are each a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

6.3 No Conflicts. Neither the execution or delivery of or performance under this Agreement or the Registration Rights Agreement nor the consummation of any of the transactions contemplated hereby or thereby will conflict with, violate, or constitute a breach of or a default under (whether with or without the giving of notice or lapse of time or both) (i) the Purchaser’s organizational documents, (ii) any agreement to which the Purchaser is party, (iii) any law applicable to the Purchaser or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Purchaser.

6.4 Purchase for Investment. The Purchaser is purchasing the Subordinated Notes for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. The Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, Indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.

6.5 Institutional Accredited Investor. The Purchaser is and will be on the Closing Date either (i) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets, or (ii) a QIB.

6.6 Financial and Business Sophistication. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Company and the Subordinated Notes. The Purchaser has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Company and the Subordinated Notes.

6.7 Ability to Bear Economic Risk of Investment. The Purchaser recognizes that an investment in the Subordinated Notes involves substantial risk, including the loss of principal. The Purchaser has the ability to bear the economic risk of the prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of the Purchaser’s investment in the Company.

6.8 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Purchaser has capital sufficient to carry on its business and is solvent and able to pay its Indebtedness pursuant to its terms. No transfer of property is being made, and no payment of any Subordinated Note Amount is being made in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Purchaser or any Subsidiary of the Purchaser.

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6.9 Information. The Purchaser acknowledges that: (i) the Purchaser is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is the Purchaser being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) the Purchaser has conducted its own examination of the Company and the terms of the Indenture and the Subordinated Notes to the extent the Purchaser deems necessary to make its decision to invest in the Subordinated Notes; (iii) the Purchaser has availed itself of publicly available financial and other information concerning the Company to the extent the Purchaser deems necessary to its decision to purchase the Subordinated Notes (including the Company’s Reports); and (iv) the Purchaser has not received nor relied on any form of general solicitation or general advertising (within the meaning of Regulation D) from the Company, or anyone acting on behalf of the Company, in connection with the offer or sale of the Subordinated Notes. The Purchaser has reviewed the information set forth in the Company’s Reports and the exhibits hereto and the information contained in the data room established by the Company in connection with the transactions contemplated by this Agreement.

6.10 Access to Information. The Purchaser acknowledges that the Purchaser and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by the Purchaser or its advisors and have been given the opportunity to ask questions of, and has received satisfactory answers from, persons acting on behalf of the Company concerning the Company and the terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement and purchase a Subordinated Note.

6.11 Investment Decision. The Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person, including the Company, the Bank, the Company’s Subsidiaries, the Bank’s Subsidiaries, the Placement Agents (or, with respect to the Indenture, the Trustee). Neither any inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. The Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by the Company or any Person by or on behalf of the Company, including, without limitation, the Placement Agents (or, with respect to the Indenture, the Trustee), except for the express statements, representations and warranties of the Company contained in this Agreement. Furthermore, the Purchaser acknowledges that (i) the Placement Agents have not performed any due diligence review on behalf of it and (ii) nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Subordinated Notes constitutes legal, tax, accounting, or investment advice.

6.12 Private Placement; No Registration; Restricted Legends. The Purchaser understands and acknowledges that the Subordinated Notes are being sold by the Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in Section 4(a)(2) of the Securities Act, Rule 506(b) of Regulation D promulgated under the Securities Act, Section 18 of the Securities Act, and/or any state securities laws, and, accordingly, may be resold, pledged or otherwise transferred only if exemptions from the registration requirements of the Securities Act and applicable state securities laws are available to the Purchaser. The Purchaser is not subscribing for Subordinated Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the internet, television, or radio, or presented at any seminar or meeting. The Purchaser further acknowledges and agrees that the Subordinated Note and all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note. The Purchaser further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Subordinated Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement.

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6.13 Placement Agents. The Purchaser will purchase the Subordinated Note(s) directly from the Company and not from the Placement Agents and understands that neither the Placement Agents nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

6.14 Tier 2 Capital. If the Company provides notice as contemplated in Section 5.3.5 that all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, thereafter the Company and the Purchasers will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes so that the Subordinated Notes qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes.

6.15 Accuracy of Representations. The Purchaser understands that each of the Placement Agents and the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement. The Purchaser agrees that if any of the representations, warranties or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Placement Agents and the Company.

6.16 Representations and Warranties Generally. The representations and warranties of the Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein. Any certificate signed by a duly authorized representative of the Purchaser and delivered to the Company or to counsel for the Company shall be deemed to be a representation and warranty by the Purchaser to the Company as to the matters set forth therein.

7. MISCELLANEOUS.

7.1 Prohibition on Assignment. Except as described in Article VII of the Indenture, the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Notes without the prior written consent of the Purchasers. Prior to Closing, no Purchaser may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Company. Following Closing, a Purchaser may assign, transfer or delegate its rights or obligations under this Agreement only in accordance with the other terms of this Agreement and the Indenture and only in connection with the transfer of a Subordinated Note.

7.2 Time of the Essence. Time is of the essence for this Agreement.

7.3 Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement herein shall be effective unless in writing and signed by all of the parties hereto. No failure to exercise or delay in exercising, by a Purchaser or any Holder of the Subordinated Notes, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No consent or waiver, expressed or implied, by the Purchasers to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder.

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7.4 Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular Persons or situations, the remainder of this Agreement, and the application of such provision to Persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

7.5 Notices. Any notice that any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if delivered by a responsible overnight commercial courier promising next Business Day delivery, addressed:

if to the Company:	OptimumBank Holdings, Inc. 2929 East Commercial Boulevard Fort Lauderdale, Florida 33308 Attention: Chairman and Chief Executive Officer

with copies to:

OptimumBank Holdings, Inc.

2929 East Commercial Boulevard

Fort Lauderdale, Florida 33308

Attention: Chief Financial Officer

and

Igler and Pearlman, P.A.

3122 Mahan Drive

Suite 801-180

Tallahassee, Florida 32308

Attention: Richard Pearlman, Esq.

if to the Purchasers:	To the address indicated on such Purchaser’s signature page.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next Business Day delivery was requested).

7.6 Successors and Assigns. This Agreement shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns; except that, unless a Purchaser consents in writing, no assignment made by the Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of the Company. The terms “successors” and “permitted assigns” will not include a purchaser of any of the Subordinated Notes from any Purchaser merely because of such purchase.

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7.7 No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser, shall be deemed to make a Purchaser a partner or joint venturer with the Company.

7.8 Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser shall be in form and substance satisfactory to such Purchaser.

7.9 Entire Agreement. This Agreement, the Indenture, the Registration Rights Agreement, the Subordinated Notes, any nondisclosure agreement between the Purchaser and the Company relating to the transactions contemplated by this Agreement and the along with the exhibits hereto and thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement, the Indenture, the Registration Rights Agreement or the Subordinated Notes.

7.10 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its laws or principles of conflict of laws. Nothing herein shall be deemed to limit any rights, powers or privileges that a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.

7.11 No Third-Party Beneficiary. This Agreement is made for the sole benefit of the Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third-party beneficiary hereunder; provided, that the Placement Agents may rely on the representations and warranties contained herein to the same extent as if it were a party to this Agreement.

7.12 Legal Tender of United States. All payments hereunder shall be made in currency that at the time of payment is legal tender in the United States of America for public and private debts.

7.13 Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

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7.14 Knowledge; Discretion. All references herein to a Purchaser’s or the Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

7.15 Waiver of Right to Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR THE PURCHASERS. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL. THE PARTIES HERETO FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES HERETO AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

7.16 Expenses. Except as otherwise provided in this Agreement, each of the parties hereto will bear and pay all other costs and expenses, including attorneys’ fees, incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

7.17 Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative, other than those which by their terms are to be performed in whole or in part prior to or on the Closing Date, which shall terminate as of the Closing Date.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

COMPANY:

OPTIMUMBANK HOLDINGS, INC.

By:
Name:	Moishe Gubin
Title:	Chairman and Chief Executive Officer

[Company Signature Page to Subordinated Note Purchase Agreement]

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IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER:

[INSERT PURCHASER’S NAME]

By:
Name:	[●]
Title:	[●]

Address of Purchaser:

[●]

Principal Amount of Purchased Subordinated Note:

$[●]

[Purchaser Signature Page to Subordinated Note Purchase Agreement]

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EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

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EXHIBIT B

FORM OF INDENTURE

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EXHIBIT C

OPINION OF COUNSEL

1. Each of the Company and the Bank (i) has been organized or formed, as the case may be, is validly existing and is in active status under the laws of the State of Florida, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

2. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

3. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation under the provisions of the Federal Deposit Insurance Act up to applicable limits.

4. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Transaction Documents.

5. The Agreement, the Registration Rights Agreement and the Indenture have been duly and validly authorized, executed and delivered by the Company. The Agreement, the Registration Rights Agreement and the Indenture constitute legal valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

6. The execution and delivery by the Company of, and the performance by the Company of its agreements and obligations under, the Transaction Documents do not (i) to such counsel’s knowledge, violate any applicable provisions of the Florida Business Corporation Act, (ii) to such counsel’s knowledge, violate any court order or judgment of any agency or court of the State of Florida having jurisdiction over the Company and known to such counsel or (iii) violate the Articles of Incorporation or Bylaws, each as currently in effect.

7. The Subordinated Notes have been duly and validly authorized by the Company and when authenticated and delivered by the Trustee and when issued by the Company and delivered to and paid for by the Purchasers in accordance with the terms of the Agreement, the Indenture and the Subordinated Notes, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

8. Assuming (i) the accuracy of the representations and warranties of the Company forth in the Agreement, (ii) the due performance by the Company and each of the Purchasers of the covenants and agreements set forth in the Agreement, (iii) the accuracy of the representations and warranties of each of the Purchasers set forth in the Agreement and (iv) the accuracy of the written representations of each of the Placement Agents in its certification to the Company dated as of the Closing Date, the Subordinated Notes to be issued and sold by the Company to Purchasers pursuant to the Agreement will be issued in a transaction exempt from the registration requirements of the Securities Act.

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